As filed with the Securities and Exchange Commission on March 2, 2001

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               GALEY & LORD, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                                 56-1593207
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           980 Avenue of the Americas
                            New York, New York 10018
                    (Address of Principal Executive Offices)
                               -------------------

                               Galey & Lord, Inc.
                             1999 Stock Option Plan
                            (Full title of the plan)
                               -------------------
                                Arthur C. Wiener
                      Chairman of the Board, President and
                             Chief Executive Officer
                               Galey & Lord, Inc.
                           980 Avenue of the Americas
                            New York, New York 10018
                     (Name and address of agent for service)

                                 (212) 465-3000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Howard S. Jacobs, Esq.
                               Wayne A. Wald, Esq.
                              Rosenman & Colin LLP
                               575 Madison Avenue
                            New York, New York 10022
                                 (212) 940-8800
                               -------------------


------------------------ ------------------- ---------------------- --------------------- --------------------

                                                 Proposed                  Proposed
    Title of securities     Amount to be     maximum offering         maximum aggregate        Amount of
     to be registered      registered (1)    price per share  (2)     offering price (2)   registration fee
======================== =================== ====================== ===================== ====================
Common Stock,
 par value $0.01
 per share                     800,000                 $3.42             $2,736,000                 $684
------------------------ ------------------- ---------------------- --------------------- --------------------

(1) Such shares to be issued upon exercise of options available for grant under the Registrant's 1999 Stock Option Plan.


(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on February 27, 2001.

================================================================================

         This Registration Statement on Form S-8 incorporates by reference the contents of a Registration Statement on Form S-8, File No. 333-78809, filed by Galey & Lord, Inc. ("Registrant") on May 19, 1999 relating to the Registrant's 1999 Stock Option Plan. The purpose of this Registration Statement is to increase by 800,000 the number of shares of Common Stock registered and available for issuance under the Registrant's 1999 Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference.

         Galey & Lord, Inc. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration
Statement:

              a. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

              b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2000;

              c. The Registrant's Current Report on Form 8-K filed on January 12, 2001; and

              d. The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 9, 1994 under
                  Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item  8. Exhibits.

Exhibit No.          Description
-----------          -----------

    *5.01            Opinion of Rosenman & Colin LLP.
   *23.01            Consent of Ernst & Young LLP.
   *23.02            Consent of Rosenman & Colin LLP (included in Exhibit 5.01).
   *24.01            Power of Attorney (included on page II-5).
------------------
* Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of March 2001.

                                                GALEY & LORD, INC.


                                                By   /s/ Arthur C. Wiener
                                                     ---------------------------
                                                         Arthur C. Wiener
                                                         Chairman of the Board,
                                                         President and Chief
                                                         Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned hereby constitutes and appoints Arthur C. Wiener and Leonard F. Ferro, and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Signature                        Title                        Date
        -----------                       -----                        ----


/s/ Arthur C. Wiener
----------------------------   Chairman of the Board, President    March 2, 2001
     Arthur C. Wiener           and Chief Executive Officer
                                (Principal Executive Officer)



/s/ Leonard F. Ferro
----------------------------   Vice President and Chief            March 2, 2001
     Leonard F. Ferro           Accounting Officer (Principal
                                Financial and Accounting
                                Officer)

/s/ Michael T. Bradley
-----------------------------  Director           March 2, 2001
     Michael T. Bradley

/s/ Paul G. Gillease
-----------------------------  Director           March 2, 2001
     Paul G. Gillease

/s/ Howard S. Jacobs
-----------------------------  Director           March 2, 2001
     Howard S. Jacobs

/s/ William M.R. Mapel
-----------------------------  Director           March 2, 2001
     William M.R. Mapel

/s/ Stephen Sherrill
-----------------------------  Director           March 2, 2001
     Stephen C. Sherrill


-----------------------------  Director
     Jose de Jesus Valdez

                                  EXHIBIT INDEX


    Exhibit No.      Description
    -----------      -----------

 5.01                Opinion of Rosenman & Colin LLP.
23.01                Consent of Ernst & Young LLP.
23.02                Consent of Rosenman & Colin LLP (included in Exhibit 5.01).
24.01                Power of Attorney (included on page II-5).